U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
AMENDMENT NO. 3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

As filed with the Securities and Exchange Commission on February 9, 2011.	Registration No. 333-171141

Sur Ventures, Inc.
(Exact name of registrant as specified in its charter)

Nevada	3572	26-2292370
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
500 Newport Center Drive, Suite 800, Newport Beach, California		92660
(Address of registrant's principal executive offices)		(Zip Code)

	(888) 532-5522
(Registrant's Telephone Number, Including Area Code)

Linda Fischer
Sur Ventures, Inc.
500 Newport Center Drive, Suite 800
Newport Beach, CA 92660
Tel: (888) 532-5522
(Name, Address and Telephone Number of Agent for Service)

Copies of all correspondence to:
Lan Nguyen
Esquire Consulting, Inc.
600 S. Spring Street #1312
Los Angeles, CA 90014
Tel:  (213) 489-4515
Fax: (440) 848-6345

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     [ ] _______
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [ ] _______
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [ ] _______
If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of  “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)
Large accelerated filer   ☐                                                                                                       Accelerated filer                 ☐
Non-accelerated filer     ☐   (Do not check if a smaller reporting company)                       Small reporting company     ☒
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 (the “Amendment”) relates to Sur Ventures, Inc.’s (the “Registrant”) Registration Statement on Form S-1 (File No. 333-171141), initially filed with the Commission on December 13, 2010, and as amended by Amendment No. 1 filed on January 12, 2011, and Amendment No. 2 filed on February 1, 2011 (the “Registration Statement”). The Registrant is filing this Amendment for the sole purpose of replacing Exhibit 5 to the Registration Statement. This Amendment does not modify any provision of Part I or Part II of the Registration Statement other than the section entitled "Exhibits" of Part II as set forth below.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Exhibits.

Exhibit No. 5	Description of Exhibit Executed Opinion of Esq. Consulting, Inc. Re: Legality

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized.

Sur Ventures, Inc.,
a Nevada corporation

/s/ Linda Fischer	February 9, 2011
Linda Fischer
Chief Executive Officer, President, Chief Financial Officer, Secretary, Director (Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Linda Fischer	February 9, 2011
Linda Fischer
Chief Executive Officer, President, Chief Financial Officer, Secretary, Director (Principal Executive, Financial and Accounting Officer)

/s/ Nicole Budovec	February 9, 2011
Nicole Budovec
Director